SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 26, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On September 26, 2014, the Registrant, through WHLR-Graystone Crossing, LLC, a Delaware limited liability company (“WHLR-Graystone Crossing”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into an Assignment of Purchase and Sale Agreement (the “Assignment”) with Wheeler Interests, LLC, a Virginia limited liability company (“Wheeler Interests”). Pursuant to the Assignment, for nominal consideration, WHLR-Graystone Crossing succeeded to the rights of Wheeler Interests under that certain Purchase and Sale Agreement, dated July 28, 2014 (the “Purchase Agreement”), between Wheeler Interests, as buyer, and ERP Tega Cay, LLC, a South Carolina limited liability company (the “Seller”), for the purchase of real property located at 2435 S.C. Highway 160, Tega Cay, South Carolina, commonly known as Graystone Crossing, for the sales price of Five Million Four Hundred Thousand and 00/100 Dollars ($5,400,000).

Jon Wheeler, the Registrant’s Chairman and Chief Executive Officer, is the managing member of Wheeler Interests and WHLR-Graystone Crossing. No director, officer or affiliate of the Registrant is affiliated with the Seller.

On September 29, 2014, the Registrant issued a press release announcing its assumption of the contract to purchase Graystone Crossing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
The Registrant will file requisite financial information for Graystone Crossing no later than 71 calendar days after the initial filing of this Current Report on Form 8-K.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Assignment of Purchase and Sale Agreement, dated September 26, 2014, by and between Wheeler Interests and WHLR-Graystone Crossing.

10.2	Purchase and Sale Agreement, dated July 28, 2014, by and between Wheeler Interests and the Seller.

99.1	Press release, dated September 29, 2014, relating to the Registrant's assumption of the contract to acquire Graystone Crossing.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: September 30, 2014

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Assignment of Purchase and Sale Agreement, dated September 26, 2014, by and between Wheeler Interests and WHLR-Graystone Crossing.
10.2	Purchase and Sale Agreement, dated July 28, 2014, by and between Wheeler Interests and the Seller.
99.1	Press release, dated September 29, 2014, relating to the Registrant's assumption of the contract to acquire Graystone Crossing.